US Subsidiaries of Becton, Dickinson and Company

Entity	Jurisdiction

Accuri Cytometers, Inc.	Delaware
Adaptec Medical Devices LLC	Delaware
Alverix, Inc.	Delaware
Bard Access Systems, Inc.	Utah
Bard Acquisition Sub, Inc.	Delaware
Bard ASDI, Inc.	New Jersey
Bard Brachytherapy, Inc.	Delaware
Bard Devices, Inc.	Delaware
Bard Global Holdings I LLC	Delaware
Bard Global Holdings II LLC	Delaware
Bard Global Holdings III LLC	Delaware
Bard IP Holdings Inc.	Delaware
Bard Healthcare, Inc.	Texas
Bard International, Inc.	Delaware
Bard MRL Acquisition Corp.	Delaware
Bard Peripheral Vascular, Inc.	Arizona
BD Ventures LLC	New Jersey
BDX INO LLC	Delaware
Becton Dickinson Biosciences, Systems and Reagents Inc.	California
Becton Dickinson Global Holdings I Inc.	Delaware
Becton Dickinson Global Holdings II LLC	Delaware
Becton Dickinson Global Holdings IV LLC	Delaware
Becton Dickinson Global Holdings V LLC	Delaware
Becton Dickinson Global Holdings VI LLC	Delaware
Becton Dickinson Global Holdings VII LLC	Delaware
Becton Dickinson Global Holdings VIII LLC	Delaware
Becton Dickinson Infusion Therapy Systems Inc.	Delaware
Becton Dickinson Korea Holding, Inc.	Delaware
Becton Dickinson Malaysia, Inc.	Oregon
Becton Dickinson Matrex Holdings, Inc.	Delaware
Becton Dickinson Overseas Services Ltd.	Nevada
Becton Dickinson Venture LLC	Delaware
Bridger Biomed, Inc.	Montana
C. R. Bard, Inc.	New Jersey
Cardal II, LLC	Delaware
CareFusion 213, LLC	Delaware

CareFusion 2200, Inc.	Delaware
CareFusion 2201, Inc.	Delaware
CareFusion 302, LLC	Delaware
CareFusion 303, Inc.	Delaware
CareFusion Corporation	Delaware
CareFusion Manufacturing, LLC	Delaware
CareFusion Resources, LLC	Delaware
CareFusion Solutions, LLC	Delaware
Cell Analysis Systems, Inc	Illinois
Cellular Research, Inc.	Delaware
Chudy Group, LLC	Delaware
CRISI Medical Systems, Inc.	Delaware
Cytognos Inc.	Delaware
Davol Inc.	Delaware
DVL Acquisition Sub, Inc.	Delaware
Dymax Corporation	Pennsylvania
Echo Healthcare LLC	Delaware
Enturican, Inc.	Kansas
FJ International, Inc.	Oregon
FlowCardia, Inc.	Delaware
FlowCardia, LLC	Delaware
FlowJo LLC	Oregon
Franklin Lakes Enterprises, L.L.C.	New Jersey
Galatea Surgical, Inc.	Delaware
Gesco International, Inc.	Massachusetts
Gesco International, LLC	Massachusetts
GSL Solutions, Inc.	Washington
GSL Holdings, Inc.	Washington
HandyLab, Inc.	Delaware
IBD Holdings LLC	Delaware
Iontophoretics Corporation	Utah
JoHome LLC	Oregon
Liberator Health and Education Services, Inc.	Florida
Liberator Health and Wellness, Inc.	Florida
Liberator Medical Holdings, Inc.	Nevada
Liberator Medical Supply, Inc.	Florida
Loma Vista Medical, Inc.	Delaware
Loma Vista Medical, LLC	Delaware
Lutonix, Inc.	Delaware
Medafor, Inc.	Minnesota
MedChem Products, Inc.	Massachusetts

Medegen, LLC	California
Med-Design Corporation	Delaware
Med Design Investment Holdings, Inc.	Delaware
Medinservice.com, Inc.	Utah
Medivance, Inc.	Delaware
Med-Safe Systems, Inc.	California
NAT Diagnostics Inc.	Delaware
Navarre Biomedical, LLC	Minnesota
Navarre Biomedical, Ltd.	Minnesota
Neomend, Inc.	Delaware
NOW Medical Distribution, Inc.	Delaware
NOW Medical Distribution, LLC	Delaware
Omega Biosystems Incorporated	Delaware
Parata Systems, LLC	Delaware
Pembroke Blocker LLC	Delaware
Pembroke Foreign Blocker LLC	Delaware
Pembroke Parent LLC	Delaware
PharMingen	California
ProSeed, Inc.	New Jersey
PureWick Corporation	California
Roberts Laboratories, Inc.	Arizona
Rochester Medical Corporation	Minnesota
Safety Syringes Corporation	Utah
Safety Syringes, Inc.	California
Scanwell Health Inc.	Delaware
SenoRx, Inc.	Delaware
SenoRx, LLC	Delaware
Shield Healthcare Centers, Inc.	Delaware
Sirigen, Inc.	California
Specialized Cooperative Corporation	Utah
Specialized Health Products International, Inc.	Delaware
Specialized Health Products International, LLC	Delaware
Specialized Health Products, Inc.	Utah
Surgical Site Solutions, Inc.	Wisconsin
Synergy Medical USA Inc.	Delaware
Targa Buyer, LLC	Delaware
Targa International Holdco, Inc.	Delaware
Targa Parent Holdings, LLC	Delaware
Tepha, Inc.	Delaware
Tri-County Medical & Ostomy Supplies, Inc.	Tennessee
TriPath Imaging, Inc.	Delaware

TVA Medical, Inc.	Delaware
Vascular Pathways, Inc.	Delaware
Velano Vascular, Inc.	Delaware
Venclose, Inc.	Delaware
Venetec International, Inc.	Delaware
Venetec International, LLC	Delaware
Y-Med, Inc.	Delaware
Y-Med, LLC	Delaware

Non-US Subsidiaries of Becton, Dickinson and Company

Entity	Jurisdiction

Bard (Thailand) Limited	Thailand
Bard Australia Pty. Limited	Australia, New South Wales
Bard Brasil Indústria e Comércio de Produtos Para a Saúde Ltda.	Brazil, Sao Paolo
Bard Canada Inc.	Canada, Ontario
Bard Dublin ITC Limited	Ireland
Bard Finance B.V. & Co. KG.	Netherlands
Bard Healthcare R&D Corp Limited	China, Shanghai
Bard Hellas S.A.	Greece
Bard Holdings Limited	England
Bard Holdings Netherlands B.V.	Netherlands
Bard Hong Kong Limited	Hong Kong
Bard India Healthcare Pvt. Ltd.	India, Maharashtra
Bard International Holdings, B.V.	Netherlands
Bard Limited	England
Bard Malaysia Healthcare Sdn. Bhd.	Malaysia
Bard Medical Devices (Beijing) Co., Ltd.	China
Bard Medical R&D (Shanghai) Co., Ltd.	China, Shanghai
Bard Medical SA (Proprietary) Limited	South Africa, Johannesburg, Gauteng
Bard Mexico Realty, S. de R.L. de C.V.	Mexico, Chihuahua
Bard Pacific Health Care Company Ltd.	Taiwan
Bard Produtos Plasticos e Medicos Ltda.	Brazil
Bard Reynosa, S.A. de C.V.	Mexico, Tamaulipas
Bard Sdn. Bhd.	Malaysia
Bard Shannon Limited	Ireland
Bard Sourcing Office Singapore Pte. Ltd.	Singapore
BD Holding S. de R.L. de C.V.	Mexico
BD Infection Prevention BV	Belgium
BD Hermosillo S.A. de C.V.	Mexico, Hermosillo, Sonora
BD Kiestra BV	Netherlands
BD Rapid Diagnostic (Suzhou) Co., Ltd.	China
BD San Luis Potosi, S.A. de C.V.	Mexico, San Luis
BD Switzerland Sarl	Switzerland
BD West Africa Limited	Ghana
Becton Dickinson A.G.	Switzerland
Becton Dickinson A/S	Denmark
Becton, Dickinson and Company, Ltd.	Ireland

Becton Dickinson Argentina S.R.L.	Argentina
Becton Dickinson Asia Holdings Ltd.	Gibraltar
Becton Dickinson Asia Limited	Hong Kong
Becton Dickinson Austria GmbH	Austria
Becton Dickinson Austria Holdings GmbH	Austria
Becton Dickinson Benelux N.V.	Belgium
Becton, Dickinson B.V.	Netherlands
Becton Dickinson B.V. Saudi Limited Company	Saudi Arabia
Becton Dickinson Canada Inc.	Canada
Becton Dickinson Caribe Ltd.	Cayman Islands
Becton Dickinson Croatia d.o.o.	Croatia
Becton Dickinson Czechia s.r.o.	Czech Republic
Becton Dickinson de Colombia Ltda.	Colombia
Becton Dickinson de Mexico, S.A. de C.V.	Mexico
Becton Dickinson del Uruguay S.A.	Uruguay
Becton Dickinson Dispensing Belgium BVBA	Belgium
Becton Dickinson Dispensing Denmark A/S	Denmark
Becton Dickinson Dispensing France SAS	France
Becton Dickinson Dispensing Ireland Limited	Ireland
Becton Dickinson Dispensing Norway	Norway
Becton Dickinson Dispensing Spain S.L.U.	Spain
Becton Dickinson Dispensing UK Ltd.	United Kingdom
Becton Dickinson Distribution Center N.V.	Belgium
Becton Dickinson East Africa Ltd.	Kenya
Becton Dickinson Euro Finance Sarl	Luxembourg
Becton Dickinson Europe Holdings S.A.S.	France
Becton Dickinson Foreign Sales Corporation	Barbados
Becton Dickinson France S.A.S.	France
Becton Dickinson (Gibraltar) Holdings Ltd.	Gibraltar
Becton Dickinson (Gibraltar) Limited	Gibraltar
Becton Dickinson (Gibraltar) Management Limited	Gibraltar
Becton Dickinson GmbH	Germany
Becton Dickinson GSA Beteilgungs GmbH	Germany
Becton Dickinson Guatemala S.A.	Guatemala
Becton Dickinson Holdings Designated Activity Company	Ireland
Becton Dickinson Holdings Pte Ltd.	Singapore
Becton Dickinson Hungary Kft.	Hungary
Becton Dickinson India Private Limited	India, Maharashtra
Becton, Dickinson Industrias Cirurgicas, Ltda.	Brazil
Becton Dickinson Infusion Therapy AB	Sweden
Becton Dickinson Infusion Therapy Holdings UK Limited	United Kingdom

Becton Dickinson Infusion Therapy Systems Inc., S.A. de C.V.	Mexico, Sonora
Becton Dickinson Infusion Therapy UK	United Kingdom
Becton Dickinson Insulin Syringe, Ltd.	Cayman Islands
Becton Dickinson International Holdings Pte Ltd.	Singapore
Becton Dickinson International Holdings II Pte Ltd.	Singapore
Becton Dickinson International Holdings III Pte Ltd.	Singapore
Becton Dickinson Israel Ltd.	Israel
Becton Dickinson Italia S.p.A.	Italy
Becton Dickinson Ithalat Ihracat Limited Sirketi	Turkey
Becton Dickinson Global Services Centre Sdn. Bhd.	Malaysia
Becton Dickinson Korea Ltd.	Korea
Becton Dickinson Ltd.	New Zealand
Becton Dickinson Luxembourg Finance S.a.r.L.	Luxembourg
Becton Dickinson Luxembourg Global Holdings Sarl	Luxembourg
Becton Dickinson Luxembourg Holdings II S.a.r.L	Luxembourg
Becton Dickinson Luxembourg Holdings III S.a.r.L	Luxembourg
Becton Dickinson Luxembourg Holdings V S.à r.l.	Luxembourg
Becton Dickinson Management GmbH & Co. KG	Germany
Becton Dickinson (Mauritius) Limited	Mauritius
Becton Dickinson Medical (S) Pte Ltd.	Singapore
Becton Dickinson Medical Devices (Shanghai) Co., Ltd.	China
Becton Dickinson Medical Devices (Suzhou) Co., Ltd.	China
Becton Dickinson Medical Products Pte. Ltd.	Singapore
Becton Dickinson Medical Technology (Jiangsu) Co. Ltd	China
Becton Dickinson Netherlands Global Holdings II C.V.	Netherlands
Becton Dickinson Netherlands Holdings B.V.	Netherlands
Becton Dickinson Netherlands Holdings II B.V.	Netherlands
Becton Dickinson Norway AS	Norway
Becton Dickinson O.Y.	Finland
Becton Dickinson Pakistan (Pvt) Ltd.	Pakistan
Becton Dickinson Philippines, Inc.	Philippines
Becton Dickinson Polska Sp.z.o.o.	Poland
Becton Dickinson Portugal, Unipessoal, Lda.	Portugal
Becton Dickinson Pty. Ltd.	Australia
Becton Dickinson (Pty) Ltd.	South Africa
Becton Dickinson Research Centre Ireland Limited	Ireland
Becton Dickinson Rowa Germany GmbH	Germany
Becton Dickinson Rowa Italy Srl	Italy
Becton Dickinson S.A.	Spain
Becton Dickinson Sample Collection GmbH	Switzerland
Becton Dickinson Scot Financing LP	Scotland

Becton Dickinson Scot Financing LLP	Scotland
Becton Dickinson Sdn. Bhd.	Malaysia
Becton Dickinson Slovakia s.r.o.	Slovakia
Becton Dickinson Sweden AB	Sweden
Becton Dickinson Sweden Holdings AB	Sweden
Becton Dickinson Switzerland Global Holdings SarL	Switzerland
Becton Dickinson Technology Campus India	India
Becton Dickinson (Thailand) Limited	Thailand
Becton Dickinson UK Financing I Limited	United Kingdon
Becton Dickinson UK Financing II Limited	United Kingdom
Becton Dickinson U.K. Limited	United Kingdom
Becton Dickinson Venezuela, C.A.	Venezuela
Becton Dickinson Verwaltungs GmbH	Germany
Becton Dickinson Vostok LLC	Russia
Becton Dickinson Worldwide Investments Sa.r.L.	Luxembourg
Becton Dickinson Zambia Limited	Zambia
Benex Ltd.	Ireland
C. R. Bard Do Brasil Produtos Medicos Ltda.	Brazil
CareFusion Asia (HK) Limited	Hong Kong
CareFusion (Barbados) SrL	Barbados
CareFusion BH 335 d.o.o. Cazin	Bosnia
Care Fusion Development Private Limited	India
CareFusion D.R. 203 Ltd.	Bermuda
CareFusion (Shanghai) Commercial and Trading Co. Limited	China
CareFusion France 309 S.A.S.	France
CareFusion Israel 330 Ltd.	Israel
CareFusion Italy 312 S.p.A.	Italy
CareFusion Mexico 215 SA de CV	Mexico
CareFusion Netherlands 328 B.V.	Netherlands
CareFusion Netherlands 503 B.V.	Netherlands
CareFusion Netherlands 504 B.V.	Netherlands
CareFusion Netherlands Financing 283 C.V.	Netherlands
CareFusion U.K. 305 Limited	United Kingdom
CareFusion U.K. 306 Limited	United Kingdom
Carmel Pharma AB	Sweden
Clearstream Technologies Group Limited	Ireland
Clearstream Technologies Limited	Ireland
CME Ltd.	Israel
CME Medical (UK) Limited	United Kingdom
CME UK (Holdings) Limited	United Kingdom
Corporativo BD de Mexico, S. de R.L. de C.V.	Mexico

Cytognos Spain S.L.U.	Spain
Cytognos UK Ltd.	United Kingdom
DLD (Bermuda) Ltd.	Bermuda
Davol International Limited	England
Davol Surgical Innovations, S.A. de C.V.	Mexico, Chihuahua
Distribuidora BD Mexico, S.A. de C.V.	Mexico
Dutch American Manufacturers (D.A.M.) B.V.	Netherlands
Echo Healthcare Canada ULC	Canada
Embo Medical Limited	Ireland
Enturia de México S. de R.L. de C.V.	Mexico
Gamer Lasertechnik GmbH	Germany
GenCell Biosystems Ltd.	Ireland
GeneOhm Sciences Canada ULC	Canada
Kabushiki Kaisha Medicon (Medicon, Inc.)	Japan
Limited Liability Company Bard Rus	Russian Federation
Nippon Becton Dickinson Company, Ltd.	Japan
PreAnalytiX GmbH	Switzerland
Pristine Access Technologies, Inc.	Israel
P.R.C.(Isialys) Societe a responsabilitie limitee (Societe a associe unique)	France
Procesos para Esterilizacion, S.A. de C.V.	Mexico
Productos Bard de Mexico, S.A. de C.V.	Mexico, Mexico City
Productos Para el Cuidado de la Salud, S.A. de C.V.	Mexico, Sonora
PT Becton Dickinson Indonesia	Indonesia
Sendal, S.L.U.	Spain
Sirigen II Limited	United Kingdom
Sistemas Médicos ALARIS, S.A. de C.V.	Mexico, Baja
Straub Medical AG	Switzerland
Synergy Medical BRG Inc.	Canada
Synergy Medical Europe Ltd.	United Kingdom
Tissuemed Limited	England and Wales
TVA Medical GmbH	Germany
Vas-Cath Incorporated	Canada, Ontario